PRESS RELEASE
For Immediate Distribution                 Contact: Intrepid Potash Inc.
David Honeyfield
Phone: 303-296-3006

Intrepid Potash Inc. Declares Special Dividend

DENVER; December 4, 2012 - Intrepid Potash Inc. (Intrepid) (NYSE:IPI) today announced that its board of directors has declared a special cash dividend on its common stock of $0.75 per share. The dividend is payable on December 27, 2012, to all stockholders of record at the close of business on December 17, 2012.

“This special dividend underscores the significant progress we have made on our major capital investment projects and the continuing strength of our balance sheet,” stated Bob Jornayvaz, Intrepid's Executive Chairman of the Board. “Our board's decision to pay the dividend in 2012 also considered the uncertainty surrounding future personal income tax rates on qualified dividends. We have built our balance sheet and capital structure in a strong and flexible manner in order to continue investing in our business and to provide value to our stockholders.”

As the largest producer of potash in the U.S., Intrepid is dedicated to the production and marketing of potash and Trio®, a product produced from langbeinite ore. Intrepid owns five active potash production facilities - three in New Mexico and two in Utah. The HB Solar Solution mine, which is currently under construction, will increase the number of our active potash production facilities to six.

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This document contains forward-looking statements - that is, statements about future, not past, events. The forward-looking statements in this document often relate to our future performance and management's expectations for the future, including statements about our financial outlook. These statements are based on assumptions that we believe are reasonable. Forward-looking statements by their nature address matters that are uncertain. For us, the particular uncertainties that could cause our actual results to be materially different from our forward-looking statements include the following:

•	changes in the price, demand, or supply of potash or Trio®/langbeinite

•	circumstances that disrupt or limit our production, including operational difficulties or operational variances due to geological or geotechnical variances

•	interruptions in rail or truck transportation services, or fluctuations in the costs of these services

•	increased labor costs or difficulties in hiring and retaining qualified employees and contractors, including workers with mining, mineral processing, or construction expertise

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the costs of, and our ability to successfully construct, commission and execute, our strategic projects, including the development of our HB Solar Solution mine, the further development of our langbeinite recovery and granulation assets, and our North granulation plant

•	adverse weather events, including events affecting precipitation and evaporation rates at our solar solution mines

•	changes in the prices of raw materials, including chemicals, natural gas, and power

•	the impact of federal, state, or local government regulations, including environmental and mining regulations, the enforcement of those regulations, and government policy changes

•	our ability to obtain any necessary government permits relating to the construction and operation of assets

•	changes in our reserve estimates

•	competition in the fertilizer industry

•	declines in U.S. or world agricultural production

•	declines in the use of potash products by oil and gas companies in their drilling operations

•	changes in economic conditions

•	our ability to comply with covenants in our debt-related agreements to avoid a default under those agreements

•	disruption in the credit markets

•	our ability to secure additional federal and state potash leases to expand our existing mining operations

•	the other risks and uncertainties described in our periodic filings with the U.S. Securities and Exchange Commission

All information in this document speaks as of December 4, 2012. New information or events after that date may cause our forward-looking statements in this document to change. We have no duty to update or revise publicly any forward-looking statements to conform the statements to actual results or to reflect new information or future events.